As filed with the Securities and Exchange Commission on August 2, 2000
                                             Registration No. 333-
======================================================================
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                          -------------
                            Form S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                          -------------
                     R&B FALCON CORPORATION
     (Exact Name of Registrant as Specified in its Charter)


           Delaware                         76-0544217
    (State or Other Jurisdiction of       (I.R.S. Employer
     Incorporaiton or organization)      Identification No.)

                        901 Threadneedle
                      Houston, Texas 77079
                         (281) 496-5000
            (Address of Principal Executive Offices)

                          -------------

             2000 Employee Long-Term Incentive Plan
                   of R&B Falcon Corporation
                     (Full Title of Plans)

                          -------------

                        Wayne K. Hillin
                     R&B Falcon Corporation
                        901 Threadneedle
                      Houston, Texas 77079
            (Name and Address of Agent For Service)

                        (281) 496-5000
 (Telephone Number, Including Area Code, of Agent For Service)
                          -------------
                           Copies to:
                         W. Mark Young
              Gardere Wynne Sewell & Riggs, L.L.P.
                   1000 Louisiana, Suite 3400
                   Houston, Texas 77002-5007
                         (713) 276-5864

                          -------------

                 CALCULATION OF REGISTRATION FEE
======================================================================
                   |              |Proposed |            |
                   |              |Maximum  |  Proposed  |
Title of each class|    Amount    |Offering |  Maximum   | Amount of
of Securities to be|    to be     |Price per|  Aggregate |Registration
    Registered     |Registered (2)| Share   |  Offering  |    Fee
                   |              |         |            |
Common Stock,      |  5,000,000   |   (3)   |$101,357,803|  $26,759
$0.01 par value(1) |              |         |            |
=======================================================================

(1)  Includes  associated  Rights  to  purchase   shares  of  the
     Registrant's Series A Junior Participating Preferred Stock, which Rights are not currently separable from the shares of Common Stock and are not currently exercisable.

(2) The amount being registered represents 5,000,000 authorized and unissued shares reserved for issuance upon the exercise of options under the Registrant's 2000 Employee Long-Term Incentive Plan. Pursuant to Rule 416(a), this Registration Statement covers, in addition to the above 5,000,000 shares of Common Stock, an indeterminate number of shares that may become subject to the options pursuant to certain anti-dilution provisions.

(3) Of the 5,000,000 shares of Common Stock registered hereby, 445,414 shares are subject to options previously granted under the Plan at an exercise price of $23.6875 per share.
     The proposed maximum offering price per share of the remaining 4,554,586 shares is $19.9375, estimated solely for purpose of calculating the registration fee in accordance with Rule 457(h) on the basis of the average of the high and low  price  of the  Registrant's common stock as reported on the  New York Stock Exchange on July 31, 2000.
======================================================================

                             PART I

       INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

Item 1.  Plan Information.*


Item 2. Registrant Information and Employee Plan Annual Information.*

__________________

*   The  document(s) containing the plan information required  by
Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.



                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

  The  following  documents filed by R&B Falcon Corporation  (the
"Registrant")  with the Securities and Exchange Commission  (File
No.001-13729) are incorporated in this registration statement by reference and shall be deemed to be a part hereof:

      (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed pursuant to Section
  13(a)  of the Securities Exchange Act of 1934, as amended  (the
  "Exchange Act");

      (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000; and

      (3) The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A dated December 19, 1997 filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

  In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

  Not applicable.

Item 6.  Indemnification of Directors and Officers.

  The  Amended  and  Restated Certificate  of  Incorporation  and
Bylaws of R&B Falcon Corporation require the indemnification of directors and officers to the fullest extent permitted by law.

  Section 145 of the Delaware General Corporation Law authorizes and empowers R&B Falcon Corporation to indemnify the directors, officers, employees and agents of R&B Falcon Corporation against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his relationship with R&B Falcon Corporation, provided that such person acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of R&B Falcon Corporation in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation law of the State of Delaware.

  Article 6.1 of the Bylaws of R&B Falcon Corporation provides that R&B Falcon Corporation shall indemnify to the fullest extent authorized or permitted by law, any person made, or threatened to be made, a party to or otherwise involved in any action or proceeding by reason of the fact that he or she is or was a director or officer of R&B Falcon Corporation, at the request of R&B Falcon Corporation or by reason of the fact that such director or officer at the request of R&B Falcon Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

Item 7.  Exemption from Registration Claimed.

  Not applicable.

Item 8.  Exhibits.


   4.1  -- Amended   and  Restated  Certificate  of   Incorporation
           (incorporated by reference to Exhibit 3.1 to the Registrant's Report on Form 10-K for the year ended December 31, 1997).

   4.2 -- Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant's Report on Form 10-K for the year ended December 31, 1997).

   4.3 -- Rights Agreement dated as of December 23, 1997 between the Registrant and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Registrant=s Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

   4.4 -- 2000 Employee Long-Term Incentive Plan of R&B Falcon Corporation (incorporated by reference to Exhibit 99.A to the Registrant's Definitive Proxy Statement filed April 24, 2000).

   5.1* -- Opinion of Gardere Wynne Sewell & Riggs, L.L.P., counsel for the Registrant.

  15.1* -- Letter regarding unaudited interim financial information.

  23.1* -- Consent of Arthur Andersen LLP, independent accountants.

  23.2* -- Consent  of   Gardere  Wynne  Sewell  &  Riggs,   L.L.P.
           (included in Exhibit 5.1).

  24.1* -- Power  of  Attorney  (included on signature page on page
           II-4).

___________________

  *  Filed herewith.

Item 9.  Undertakings.

  (a)  The undersigned registrant hereby undertakes:

       (1)  To  file, during any period in which offers or  sales
  are   being   made,   a   post-effective  amendment   to   this
  Registration Statement:

            (i)  To  include any prospectus required  by  Section
       10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ACalculation of Registration Fee@ table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3)   To   remove  from  registration  by   means   of   a
  post-effective   amendment  any   of   the   securities   being
  registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 2, 2000.


                                R&B FALCON CORPORATION



                                By:  /s/Paul B. Loyd, Jr.
                                   ------------------------------
                                         Paul B. Loyd, Jr.
                                      Chief Executive Officer


                       POWER OF ATTORNEY

     KNOW  ALL  MEN  BY  THESE PRESENTS, that each  person  whose signature appears below constitutes and appoints Paul B. Loyd, Jr., Tim W. Nagle and Wayne K. Hillin, and each of them, each of whom may act without joinder of the other, his or her true and lawful attorneys and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                  Title                 Date
        ---------                  -----                 ----

   /s/Paul B. Loyd, Jr.     Chairman of the Board,   August 2, 2000
-------------------------  Chief Executive Officer
    Paul B. Loyd, Jr.          and Director
                       (Principal Executive Officer)

 /s/Tim W. Nagle           Executive Vice President  August 2, 2000
------------------------- and Chief Financial Officer
   Tim W. Nagle            (Principal Accounting and
                              Financial Officer)

_________________________         Director           August  , 2000
  Purnendu Chatterjee


 /s/Steven A. Webster             Director           August 2, 2000
-------------------------
   Steven A. Webster


_________________________         Director           August  , 2000
   Arnold L. Chavkin


/s/Charles A. Donabedian        Director             August 2, 2000
-------------------------
 Charles A. Donabedian


/s/Douglas A.P. Hamilton        Director             August 2, 2000
-------------------------
 Douglas A.P. Hamilton


/s/Macko A.E. Laqueur           Director             August 2, 2000
-------------------------
  Macko A.E. Laqueur


/s/Michael E. Porter            Director             August 2, 2000
-------------------------
   Michael E. Porter


_________________________       Director             August  , 2000
  Robert L. Sandmeyer


/s/Douglas E. Swanson           Director             August 2, 2000
-------------------------
  Douglas E. Swanson


/s/William R. Ziegler           Director             August 2, 2000
-------------------------
  William R. Ziegler


/s/Richard A. Pattarozzi        Director             August 2, 2000
-------------------------
 Richard A. Pattarozzi




                       INDEX TO EXHIBITS



  4.1  -- Amended  and   Restated  Certificate  of   Incorporation
          (incorporated by reference to Exhibit 3.1 to the Registrant's Report on Form 10-K for the year ended December 31, 1997).

  4.2 -- Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant's Report on Form 10-K for the year ended December 31, 1997).

  4.3 -- Rights Agreement dated as of December 23, 1997 between the Registrant and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

  4.4 -- 2000 Employee Long-Term Incentive Plan of R&B Falcon Corporation (incorporated by reference to Exhibit 99.A to the Registrant's Definitive Proxy Statement filed April 24, 2000).

  5.1* -- Opinion of Gardere Wynne Sewell & Riggs, L.L.P., counsel for the Registrant.

 15.1* -- Letter regarding unaudited interim financial information.

 23.1* -- Consent of Arthur Andersen LLP, independent accountants.


 23.2* -- Consent  of   Gardere  Wynne  Sewell  &  Riggs,   L.L.P.
          (included in Exhibit 5.1).

 24.1* -- Power  of  Attorney  (included on signature page on page
          II-4).

___________________

     *    Filed herewith.